Exhibit 32.1

Section 1350 Certification of Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of Hibbett Sporting Goods, Inc. and Subsidiaries (the “Company”) for the period ended July 29, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer certifies, to the best knowledge and belief of such officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)

the Quarterly Report on Form 10-Q of the Company for the period ended July 29, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(ii)	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

/s/ Michael J. Newsome
Michael J. Newsome
Chief Executive Officer and Chairman of the
Date: September 7, 2006	Board (Principal Executive Officer)

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